Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Presidio Production Company (“Presidio”, the “Company”) is providing the following unaudited pro forma condensed combined financial information to aid Presidio’s stockholders in their analysis of the financial aspects of the Business Combination, EQVR Acquisition and Arkoma Acquisition on the historical financial statements of Presidio Production Company (the “Company” or “Presidio”). The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives effect to the Arkoma Acquisition as if it had been consummated on June 30, 2026. The Company omitted the pro forma balance sheet reflecting the Business Combination and EQVR Acquisition because the impact is already reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 give effect to the Business Combination, EQVR Acquisition and Arkoma Acquisition as if each had been consummated on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been prepared by Presidio in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

This information should be read together with (i) the Company’s unaudited condensed consolidated financial statements and related notes in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, (ii) the audited consolidated financial statements of Presidio Investment Holdings LLC (“PIH” or the “Predecessor”) as of and for the year ended December 31, 2025, (iii) the audited financial statements of EQV Resources LLC (“EQVR”) as of and for the year ended December 31, 2025, (iv) the audited combined statement of revenues and direct operating expenses of the Arkoma Acquired Properties for the year ended December 31, 2025 and (v) the unaudited combined statement of revenues and direct operating expenses of the Arkoma Acquired Properties for the six months ended June 30, 2026.

Description of the Business Combination and EQVR Acquisition

On March 4, 2026 (the “Closing Date”), Presidio Production Company (f/k/a Presidio PubCo Inc.), a Delaware corporation (the “Company”) consummated the previously announced business combination (the “Closing”) pursuant to the Business Combination Agreement, dated August 5, 2025 (the “Business Combination Agreement”), by and among EQV Ventures Acquisition Corp., a Cayman Islands exempted company (“EQV”), the Company, Prometheus PubCo Merger Sub Inc., a Delaware corporation (“EQV Merger Sub”), Prometheus Holdings LLC, a Delaware limited liability company (“EQV Holdings”), Prometheus Merger Sub LLC, a Delaware limited liability company (“Presidio Merger Sub”) and Presidio Investment Holdings LLC, a Delaware limited liability company (“PIH”). The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “Business Combination.” The Business Combination Agreement and related transactions were approved at an extraordinary general meeting of EQV’s shareholders held on February 27, 2026 (the “Extraordinary General Meeting”).

Pursuant to the Business Combination Agreement, on the Closing Date,

(i)	EQV changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and registering by way of continuation and domesticating as a corporation incorporated under the laws of the State of Delaware, upon which (i) each then issued and outstanding Class A ordinary share of EQV, par value $0.0001 per share (the “Class A Shares”), held by the public (the “Public Class A Shares”) was automatically converted, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of EQV (the “Presidio Midco Class A Common Stock”), (ii) each then issued and outstanding Class B ordinary share of EQV, par value $0.0001 per share (the “Class B Shares”) was automatically converted, on a one-for-one basis, into a share of Class B common stock, par value $0.0001 per share, of EQV (the “Presidio Midco Class B Common Stock” and, together with the Presidio Midco Class A Common Stock, the “Presidio Midco Common Stock”), (iii) each then issued and outstanding warrant to purchase one Class A Share at a price of $11.50 per share (the “EQV Warrants”) held by the public (the “EQV Public Warrants”) was automatically converted, on a one-for-one basis, into a whole warrant exercisable for one share of Presidio Midco Class A Common Stock at a price of $11.50 per share (the “Presidio Midco Warrants”), (iv) each then issued and outstanding unit (the “EQV Units”) held by the public (the “EQV Public Units”), each consisting of one Public Class A Share and one-third of one EQV Public Warrant, and each then issued and outstanding EQV Unit held by EQV Ventures Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and BTIG, LLC, the underwriter in EQV’s initial public offering (the “EQV Private Units”), each consisting of one Class A Share and one third of one EQV Warrant (the “EQV Private Warrants”), was cancelled and each holder of EQV Units became entitled to receive one share of Presidio Midco Class A Common Stock and one-third of one Presidio Midco Warrant, and (v) the name of EQV changed from “EQV Ventures Acquisition Corp.” to “Presidio MidCo Inc.” (the “Domestication”); and

(ii)	following the Domestication, EQV Merger Sub merged with and into EQV (the “Merger”), with EQV surviving the Merger as a wholly owned subsidiary of the Company (the “EQV Surviving Subsidiary”), and pursuant to which (i) each then issued and outstanding share of Presidio Midco Common Stock was automatically converted, on a one for one basis, into shares of Class A common stock, par value $0.0001 per share, of the Company (the “Presidio Class A Common Stock”), (ii) each then issued and outstanding Presidio Midco Warrant was automatically converted, on a one-for-one basis, into a whole warrant exercisable for one share of Presidio Class A Common Stock at a price of $11.50 per share (the “Presidio Warrants”) and (iii) the Company changed its name to “Presidio Production Company” and received a managing member interest in EQV Holdings. Following the Merger, Presidio Merger Sub merged with and into PIH, with PIH as the surviving company in the Merger, all on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable law.

On the Closing Date, (i) the Company contributed to EQV Surviving Subsidiary all of its assets and liabilities (excluding its interest in EQV Surviving Subsidiary), (ii) in exchange therefor, EQV Surviving Subsidiary issued to the Company (a) 27,652,068 common shares of EQV Surviving Subsidiary (“EQV Surviving Subsidiary Common Shares”), which is equal to the number of total shares of Presidio Class A Common Stock issued and outstanding immediately after the Closing, (b) 125,000 Class A preferred shares of EQV Surviving Subsidiary (the “EQV Surviving Subsidiary Preferred Shares”), which is equal to the number of the Company’s Series A perpetual preferred shares, each having a stated value of $1,000 per preferred share (the “Series A Preferred Shares”), outstanding and (c) 11,887,469 warrants to purchase EQV Surviving Subsidiary Common Shares, which is equal to the number of the Presidio Warrants outstanding immediately after the Closing, (iii) EQV Surviving Subsidiary then contributed to EQV Holdings all of its assets and liabilities (excluding its interests in EQV Holdings and the shares redeemed), including cash held by EQV Surviving Subsidiary, and (iv) in exchange therefor, EQV Holdings issued to EQV Surviving Subsidiary (a) 27,652,068 common units of EQV Holdings (“EQV Holdings Common Units”), equal to the number of total shares of Presidio Class A Common Stock issued and outstanding immediately after the Closing, (b) 125,000 Class A preferred units of EQV Holdings, which is equal to the number of EQV Surviving Subsidiary Preferred Shares outstanding and (c) 11,887,469 warrants to purchase EQV Holdings Common Units, which is equal to the number of Presidio Warrants outstanding immediately after the Closing.

Also on the Closing Date, the Company acquired all of the issued and outstanding equity interests of EQV Resources LLC, a Delaware limited liability company (“EQVR”), via merger (the “EQVR Merger”) pursuant to, and upon the terms and subject to the conditions set forth in, the agreement and plan of merger, dated as of August 5, 2025, by and among EQV, the Company, EQVR Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“EQVR Merger Sub”), EQVR, EQV Resources Intermediate LLC, a Delaware limited liability company (“EQVR Intermediate”) and PIH (the “EQVR Merger Agreement”).

Holders of EQV Holdings Common Units (other than the Company) have the right (an “exchange right”), subject to certain limitations, to exchange interests of the Company (each interest consisting of one EQV Holdings Common Unit and one share of Class B common stock, par value $0.0001 per share (the “Presidio Class B Common Stock”), of the Company (the “Company Interests”) for, at the Company’s option, (i) shares of Presidio Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash. The Company’s decision to make a cash payment or issue shares upon an exercise of an exchange right will be made by the Company’s independent directors.

Holders of EQV Holdings Common Units (other than the Company) are generally permitted to exercise the exchange right on a quarterly basis, subject to certain de minimis allowances. In addition, additional exchanges may occur in connection with certain specified events, and any exchanges involving more than a specified number of EQV Holdings Common Units (subject to the Company’s discretion to permit exchanges of a lower number of Company Interests) may occur at any time with advanced notice. The exchange rights are subject to certain limitations and restrictions intended to reduce the administrative burden of exchanges upon the Company and ensure that EQV Holdings will continue to be treated as a partnership for U.S. federal income tax purposes.

Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV and the Company entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors subscribed for and purchased an aggregate of 8,750,000 shares of Presidio Class A Common Stock issued by the Company following the Domestication for a purchase price of $10.00 per share, on the terms and subject to the conditions set forth therein (the “PIPE Financing”). Each Subscription Agreement contains customary representations and warranties of EQV and the Company, on the one hand, and the PIPE Investor, on the other hand. At the Closing, the Company issued an aggregate of 8,750,000 shares of Presidio Class A Common Stock to the PIPE Investors.

Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV, the Company and PIH entered into a Series A Preferred Securities Purchase Agreement (the “Series A Securities Purchase Agreement”) with certain investors (the “Series A Preferred Investors”), pursuant to which the Series A Preferred Investors purchased in a private placement from the Company an aggregate of 125,000 Series A Preferred Shares and warrants to purchase 937,500 shares of Presidio Class A Common Stock with an exercise price of $0.01 per warrant (the “Preferred Investor Warrants”) for a cash purchase price of $123,750,000 (net of all applicable original issue discounts) (the “Series A Preferred Financing”). The Series A Preferred Shares have the rights, preferences, and privileges set forth in the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Perpetual Preferred Stock (the “Series A Certificate of Designation”), and certain holders of the Series A Preferred Shares have certain rights pursuant to the agreement between certain Series A Preferred Investors and the Company entered into at the Closing (the “Series A Preferred Stockholders’ Agreement”).

At the Closing, each Series A Preferred Investor received Series A Preferred Shares and Preferred Investor Warrants to purchase a specified number of shares of Presidio Class A Common Stock, as set forth in the Series A Securities Purchase Agreement. In addition, the Company entered into the Series A Preferred Stockholders’ Agreement with certain Series A Preferred Investors at the Closing. The Preferred Investor Warrants have an exercise price of $0.01, subject to adjustment as provided therein, and may be exercised for cash or on a cashless basis. The Preferred Investor Warrants will become exercisable in two tranches, with 50% exercisable six months following the Closing and 50% exercisable 12 months following the Closing, and have a term of exercise equal to five years from the applicable exercise date, as provided further in the Preferred Investor Warrants. The Company shall use commercially reasonable efforts to file a resale registration statement within 45 days following the Closing to register the Presidio Class A Common Stock underlying the Preferred Investor Warrants, subject to certain conditions.

The Series A Securities Purchase Agreement contains customary representations and warranties by EQV, PIH, and the Series A Preferred Investors, including with respect to organization, authority, enforceability, compliance with laws, absence of conflicts, and the validity of the Series A Preferred Shares and Preferred Investor Warrants. In addition, subject to certain conditions, so long as any Series A Preferred Shares remain outstanding, the Series A Certificate of Designation will provide holders of a majority of the then issued and outstanding Series A Preferred Shares the right to elect one Series A Director (as defined therein) and, in certain circumstances, two additional Preferred Stock Directors (as defined therein).

In connection with the Business Combination, contemporaneously with the execution and delivery of the Business Combination Agreement, EQV, EQV Holdings, PIH, certain existing investors and certain unitholders of PIH (the “PIH Rollover Holders”) entered into those certain rollover agreements, dated as of August 5, 2025 (each, a “Rollover Agreement”, and collectively, the “Rollover Agreements”), pursuant to which the Class A ParentCo Rollover Units (as defined in the Rollover Agreement) of such PIH Rollover Holders converted into the right to receive a number of EQV Holdings Common Units and a number of shares of Presidio Class B Common Stock at par value (the “Rollovers”). In addition, in connection with the Business Combination, contemporaneously with the execution and delivery of the Business Combination Agreement, EQV, the Company, the Sponsor, certain PIH Rollover Holders and certain PIPE Investors party thereto entered into Securities Contribution and Transfer Agreements (the “Securities Contribution and Transfer Agreements”) in order to reflect the intended ownership interests of the shareholders of the Company following the Business Combination. Pursuant to and subject to the terms and conditions of the Securities Contribution and Transfer Agreements, (i) Sponsor agreed to contribute 562,746 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 562,746 shares of Presidio Class A Common Stock (or securities convertible into Presidio Class A Common Stock) to the PIH Rollover Holders (the “PIH Rollover Share Contributions”) and (ii) Sponsor agreed to contribute 565,217 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 565,217 shares of Presidio Class A Common Stock to such PIPE Investors (the “PIPE Share Contributions”).

In connection with the Extraordinary General Meeting, on February 23, 2026, EQV and the Sponsor entered into a non-redemption agreement (the “Non-Redemption Agreement”) with Fort Baker Capital Management LP (“Fort Baker”), pursuant to which Fort Baker agreed not to redeem (or to validly rescind any redemption requests on) up to 751,880 Class A Shares in connection with the Extraordinary General Meeting. In exchange for the foregoing commitment not to redeem such Class A Shares of EQV, the Sponsor agreed to assign to Fort Baker, for no additional consideration, up to 117,686 Class A Shares. Fort Baker reversed redemption on the maximum number of shares provided for by the Non-Redemption Agreement and the Sponsor assigned the maximum number of Class A Shares provided for by the Non-Redemption Agreement. The Non-Redemption Agreement increased the amount of funds remaining in EQV’s trust account following the Extraordinary General Meeting relative to the amount of funds that would have been expected to be remaining in the trust account following the Extraordinary General Meeting had the Non-Redemption Agreement not been entered into and the Class A Shares subject to such agreements had been redeemed.

In connection with the Business Combination, on February 23, 2026, EQV, Presidio and PIH entered into a Series B Preferred Securities Purchase Agreement (the “Series B Securities Purchase Agreement”) with Adage Capital Partners, L.P. (the “Series B Preferred Investor”), pursuant to which, immediately prior to or substantially concurrently with the Closing, the Series B Preferred Investor purchased in a private placement from Presidio an aggregate of 27,173 shares of Series B Perpetual Participating Convertible Preferred Stock of Presidio PubCo Inc., par value $0.0001 per share (the “Series B Preferred Shares”), with each Series B Preferred Share convertible into 100 shares of Presidio Class A Common Stock and entitled to participate in dividends declared on shares of Presidio Class A Common Stock on an as-converted basis, for an aggregate cash purchase price of $25,000,000 (the “Series B Preferred Financing”). The Series B Preferred Shares have the rights, preferences, and privileges set forth in Presidio’s Certificate of Designation of Preferences, Rights and Limitations of Series B Perpetual Participating Convertible Preferred Stock (the “Series B Certificate of Designation”).

The Series B Securities Purchase Agreement contains customary representations and warranties by EQV, Presidio, PIH, and the Series B Preferred Investor, including with respect to organization, authority, enforceability, compliance with laws, absence of conflicts, and the validity of the Series B Preferred Shares issued. Presidio shall use commercially reasonable efforts to register the Presidio Class A Common Stock issuable upon conversion of the Series B Preferred Shares on a resale registration statement within 45 days following the Closing.

The Public Class A Shares, EQV Public Warrants and EQV Public Units were listed on the New York Stock Exchange (the “NYSE”) under the symbols “FTW,” “FTW WS” and “FTW U,” respectively, and were voluntarily delisted from the NYSE on March 5, 2026, in connection with the Closing. The Presidio Class A Common Stock and Presidio Warrants commenced trading on the NYSE under the symbols “FTW” and “FTW WS,” respectively, on March 4, 2026. As of the Closing Date, the Company is organized in an “Up-C” structure, such that the Company and the subsidiaries of the Company hold and operate substantially all of the assets and business of PIH, and the Company is a publicly listed holding company that holds equity interests in PIH.

In connection with the Business Combination and EQVR Acquisition, on March 4, 2026, Presidio Borrower LLC, a wholly owned subsidiary of the Company (“Presidio Borrower”), entered into a senior secured revolving credit agreement (the “Credit Agreement”) among Presidio Borrower, as borrower, Citizens Bank, N.A., as administrative agent, and the lenders from time to time party thereto. The Credit Agreement provides for, as of the closing date of the Credit Agreement, aggregate commitments of $65.0 million, an initial borrowing base of $65.0 million and aggregate maximum credit amounts of $500.0 million. Presidio Borrower drew $37.0 million of the initial borrowing base on March 4, 2026 (the “RBL Financing”) and used the proceeds to fund a portion of the Business Combination and EQVR Acquisition. The borrowing base under the Credit Agreement is scheduled to be redetermined semiannually on or about May 1 and November 1 of each calendar year, commencing on or about May 1, 2026, and is subject to additional adjustments from time to time pursuant to the provisions of the Credit Agreement, including for certain asset sales and the elimination or reduction of hedge positions. Additionally, each of Presidio Borrower and the Required Lenders (as defined in the Credit Agreement) may request one unscheduled redetermination of the borrowing base between each scheduled redetermination. The amount of the borrowing base is determined by the lenders in their sole discretion and consistent with the oil and gas lending criteria of the lenders at the time of the relevant redetermination. The amount Presidio Borrower is able to borrow under the Credit Agreement is subject to compliance with the financial covenants, satisfaction of various conditions precedent to borrowing and other provisions of the Credit Agreement. The Credit Agreement has a scheduled maturity of four years from the effective date thereof. Borrowings under the Credit Agreement may be base rate loans or SOFR loans. Interest is payable quarterly for base rate loans and at the end of the applicable interest period for SOFR loans. SOFR loans bear interest at Term SOFR plus an applicable margin ranging from 300 to 400 basis points, depending on the percentage of the borrowing base utilized. Base rate loans bear interest at a rate per annum equal to the greatest of: (i) the prime rate announced by Citizens Bank, N.A. or its parent; (ii) the federal funds effective rate plus 50 basis points; and (iii) the Term SOFR rate for a one-month interest period plus 100 basis points, plus an applicable margin ranging from 200 to 300 basis points, depending on the percentage of the borrowing base utilized. Presidio Borrower also pays a commitment fee on unused elected commitment amounts under its facility of 50 basis points. Presidio Borrower may repay any amounts borrowed under the Credit Agreement prior to the maturity date without any premium or penalty (other than customary breakage costs).

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV, the Sponsor, Presidio, EQV Holdings, PIH and the Insiders entered into the Sponsor Letter Agreement, pursuant to which (a) each of the Sponsor and the Insiders agreed to vote in favor of the Business Combination Agreement and the Business Combination, (b) each of the Sponsor and the Insiders agreed to be bound by certain restrictions on transfer with respect to their equity interests in EQV prior to Closing, (c) the Sponsor agreed to be bound by certain lock-up provisions during the post-Closing lock-up periods described therein with respect to its equity interests in EQV, (d) the Sponsor agreed to subject certain of its Class B Shares to vesting (or forfeiture) on the basis of achieving certain trading price thresholds during the first five years following the Closing pursuant to an earnout program, (e) the Sponsor agreed to subject certain of its Class B Shares to time vesting during the first three years following the Closing pursuant to a dividend reinvestment program and (f) the Sponsor and the Insiders agreed to waive any adjustment to the conversion ratio set forth in the respective governing documents of any of EQV, Presidio, EQV Merger Sub, EQV Holdings, and Presidio Merger Sub or any other anti-dilution or similar protection with respect to any equity interests in EQV, as more fully set forth in the Sponsor Letter Agreement.

Pursuant to the Sponsor Letter Agreement, 1,851,161 Class B Shares held by the Sponsor will be subject to forfeiture, and vest in two equal 50% increments if, over any 20 trading days within any 30 consecutive trading-day period during the five years following the Closing, the trading share price of the Presidio Class A Common Stock is greater than or equal to $12.50 per share and $15.00 per share, respectively (or if Presidio consummates a sale that would value such shares at the aforementioned thresholds).

Pursuant to the Sponsor Letter Agreement, immediately following the Closing, 3,702,323 Class B Shares held by the Sponsor, as may be adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like or exchanged for Presidio Class A Common Stock pursuant to the Business Combination Agreement and any newly issued Presidio Class A Common Stock resulting from dividends owed to the Sponsor pursuant to the terms of the Sponsor Letter Agreement, will vest in three tranches, with one-third of such shares vesting on the date that is 12 months following the Closing, one-half of the remainder of such shares vesting on the date that is 24 months following the Closing and the remaining of such shares vesting on the date that is 36 months following the Closing.

Sponsor and the Insiders also agreed to be bound by certain “lock-up” provisions. Pursuant to the terms and conditions of the Sponsor Letter Agreement, 1,851,161 of the Sponsor’s equity interests in EQV will be restricted from transfer for a period ending on the earlier of the date (i) that is 12 months following the Closing Date and (ii) upon which Presidio completes a liquidation, merger, share exchange or other similar transaction following the Closing Date that results in all the equityholders of Presidio having the right to exchange their shares of Presidio Class A Common Stock for cash, securities or other property, subject to customary exceptions and potential early-release 150 days after the Closing based on the stock price sustaining specified price thresholds for 20 trading days within any 30 consecutive trading-day period.

Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV and the Company entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors subscribed for and purchased an aggregate of 8,750,000 shares of Presidio Class A Common Stock to be issued by the Company following the Domestication for a purchase price of $10.00 per share, on the terms and subject to the conditions set forth therein (the “PIPE Financing”). Each Subscription Agreement contains customary representations and warranties of EQV and the Company, on the one hand, and the PIPE Investor, on the other hand. At the Closing, the Company issued an aggregate of 8,750,000 shares of Presidio Class A Common Stock to the PIPE Investors. Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV and Presidio entered into Subscription Agreements with the PIPE Investors (and may enter into, before the Closing, additional agreements with additional PIPE Investors on the same forms, as applicable) pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase, and EQV and Presidio have agreed to issue and sell to the PIPE Investors, an aggregate of 8,750,000 shares of Presidio Class A Common Stock following the Domestication for a purchase price of $10.00 per share, on the terms and subject to the conditions set forth therein. Each Subscription Agreement contains customary representations and warranties of EQV and Presidio, on the one hand, and the PIPE Investor, on the other hand, and customary conditions to closing, including the consummation of the Business Combination immediately following the consummation of the PIPE Financing.

Preferred Investment

Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV, the Company and PIH entered into a Series A Preferred Securities Purchase Agreement (the “Series A Securities Purchase Agreement”) with certain investors (the “Series A Preferred Investors”), pursuant to which the Series A Preferred Investors purchased in a private placement from the Company an aggregate of 125,000 Series A Preferred Shares (the “Series A Preferred Shares”) and warrants to purchase 937,500 shares of Presidio Class A Common Stock with an exercise price of $0.01 per warrant (the “Series A Preferred Investor Warrants”) for a cash purchase price of $123,750,000 (net of all applicable original issue discounts) (the “Series A Preferred Financing”). The Series A Preferred Shares have the rights, preferences, and privileges set forth in the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Perpetual Preferred Stock (the “Certificate of Designation”), and certain holders of the Series A Preferred Shares have certain rights pursuant to the agreement between certain Series A Preferred Investors and the Company entered into at the Closing (the “Series A Preferred Stockholders’ Agreement”).

At the Closing, each Series A Preferred Investor received Series A Preferred Shares and Series A Preferred Investor Warrants to purchase a specified number of shares of Presidio Class A Common Stock, as set forth in the Series A Securities Purchase Agreement. In addition, the Company entered into the Series A Preferred Stockholders’ Agreement with certain Series A Preferred Investors at the Closing. The Series A Preferred Investor Warrants have an exercise price of $0.01, subject to adjustment as provided therein, and may be exercised for cash or on a cashless basis. The Series A Preferred Investor Warrants will become exercisable in two tranches, with 50% exercisable six months following the Closing and 50% exercisable 12 months following the Closing, and have a term of exercise equal to five years from the applicable exercise date, as provided further in the Series A Preferred Investor Warrants. The Company shall use commercially reasonable efforts to file a resale registration statement within 45 days following the Closing to register the Presidio Class A Common Stock underlying the Series A Preferred Investor Warrants, subject to certain conditions.

The Series A Securities Purchase Agreement contains customary representations and warranties by EQV, PIH, and the Series A Preferred Investors, including with respect to organization, authority, enforceability, compliance with laws, absence of conflicts, and the validity of the Series A Preferred Shares and Series A Preferred Investor Warrants. In addition, subject to certain conditions, so long as any Series A Preferred Shares remain outstanding, the Certificate of Designation will provide holders of a majority of the then issued and outstanding Series A Preferred Shares the right to elect one Series A Director (as defined therein) and, in certain circumstances, two additional Preferred Stock Directors (as defined therein).

In connection with the Business Combination, on February 23, 2026, EQV, Presidio and PIH entered into a Series B Preferred Securities Purchase Agreement (the “Series B Securities Purchase Agreement”) with Adage Capital Partners, L.P. (the “Series B Preferred Investor”), pursuant to which, immediately prior to or substantially concurrently with the Closing, the Series B Preferred Investor purchased in a private placement from Presidio an aggregate of 27,173 Series B Perpetual Participating Convertible Preferred Stock of Presidio PubCo Inc., par value $0.0001 per share (the “Series B Preferred Shares”), with each Series B Preferred Share convertible into 100 shares of Presidio Class A Common Stock and entitled to participate in dividends declared on shares of Presidio Class A Common Stock on an as-converted basis, for an aggregate cash purchase price of $25,000,000 (the “Series B Preferred Financing”). The Series B Preferred Shares have the rights, preferences, and privileges set forth in Presidio’s Certificate of Designation of Preferences, Rights and Limitations of Series B Perpetual Participating Convertible Preferred Stock (the “Series B Certificate of Designation”).

The Series B Securities Purchase Agreement contains customary representations and warranties by EQV, Presidio, PIH, and the Series B Preferred Investor, including with respect to organization, authority, enforceability, compliance with laws, absence of conflicts, and the validity of the Series B Preferred Shares issued. Presidio shall use commercially reasonable efforts to register the Presidio Class A Common Stock issuable upon conversion of the Series B Preferred Shares on a resale registration statement within 45 days following the Closing.

Rollover Agreement

In connection with the Business Combination, contemporaneously with the execution and delivery of the Business Combination Agreement, EQV, EQV Holdings, PIH, certain existing investors and certain unitholders of PIH (the “PIH Rollover Holders”) entered into those certain rollover agreements, dated as of August 5, 2025 (each, a “Rollover Agreement”, and collectively, the “Rollover Agreements”), pursuant to which the Class A ParentCo Rollover Units (as defined in the Rollover Agreement) of such PIH Rollover Holders converted into the right to receive a number of EQV Holdings Common Units and a number of shares of Presidio Class B Common Stock at par value (the “Rollovers”). In addition, in connection with the Business Combination, contemporaneously with the execution and delivery of the Business Combination Agreement, EQV, the Company, the Sponsor, certain PIH Rollover Holders and certain PIPE Investors party thereto entered into Securities Contribution and Transfer Agreements (the “Securities Contribution and Transfer Agreements”) in order to reflect the intended ownership interests of the shareholders of the Company following the Business Combination. Pursuant to and subject to the terms and conditions of the Securities Contribution and Transfer Agreements, (i) Sponsor agreed to contribute 562,746 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 562,746 shares of Presidio Class A Common Stock (or securities convertible into Presidio Class A Common Stock) to the PIH Rollover Holders (the “PIH Rollover Share Contributions”) and (ii) Sponsor agreed to contribute 565,217 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 565,217 shares of Presidio Class A Common Stock to such PIPE Investors (the “PIPE Share Contributions”).

In connection with the Business Combination, contemporaneously with the execution and delivery of the Series B Preferred Purchase Agreement, EQV, the Company, the Sponsor and PIH entered into a Forfeiture Agreement (the “Series B Forfeiture Agreement”) in order to reflect the intended ownership interests of the shareholders of the Company following the Business Combination. Pursuant to and subject to the terms and conditions of the Series B Forfeiture Agreement, Sponsor agreed to contribute 217,391 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to reserve 217,300 shares of Presidio Class A Common Stock to such Series B Preferred Investor.

In connection with the public share redemptions, EQV, the Company, the Sponsor and PIH entered into a Non-Redemption Agreement (the “Non-Redemption Agreement”) with a certain Public Class A Shareholder (the “NRA Public Investor”) where the NRA Public Investor agreed to not exercise their right to redeem Class A Shares. Contemporaneously with the execution and delivery of the Non-Redemption Agreement, EQV, the Company, the Sponsor and PIH entered into a Forfeiture Agreement (the “NRA Forfeiture Agreement”) in order to reflect the intended ownership interests of the shareholders of the Company following the Business Combination. Pursuant to and subject to the terms and conditions of the NRA Forfeiture Agreement, Sponsor agreed to contribute 117,686 Class A Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 117,686 shares of Presidio Class A Common Stock to such NRA Public Investor.

Agreement and Plan of Merger

In connection with the Business Combination, EQV and PIH negotiated the acquisition of all of the issued and outstanding equity interests of EQVR via merger and, contemporaneous with the execution of the Business Combination Agreement, EQV, Presidio, EQVR Merger Sub, EQVR Intermediate, EQVR and PIH entered into the EQVR Merger Agreement, pursuant to which Presidio will effect the EQVR Acquisition on the terms and subject to the conditions set forth in the EQVR Merger Agreement and in accordance with applicable law following the Closing.

Registration and Stockholders’ Rights Agreement

In connection with Closing, the Registration Rights Parties, EQV, EQV Holdings, and Presidio will enter into the Registration and Stockholders’ Rights Agreement. Under the Registration and Stockholders’ Rights Agreement, Sponsor or its permitted transferees will have the right to designate two directors so long as they own in the aggregate greater than 20% of Presidio’s common equity and one director so long as they own in the aggregate greater than 10% of Presidio’s common equity.

Pursuant to the terms of the Registration and Stockholders’ Rights Agreement, the Registration Rights Parties will be granted certain customary registration rights, including demand and piggyback rights. In addition, certain of the Registration Rights Parties will agree, subject to the terms provided therein, that each such party will not transfer any of its registrable securities under the Registration and Stockholders’ Rights Agreement for a period ending 180 days after the Closing.

Amended and Restated Limited Liability Company Agreement

The Public Class A Shares, EQV Public Warrants and EQV Public Units were listed on the New York Stock Exchange (the “NYSE”) under the symbols “FTW,” “FTW WS” and “FTW U,” respectively, and were voluntarily delisted from the NYSE on March 5, 2026, in connection with the Closing. As of the Closing Date, the Company is organized in an “Up-C” structure, such that the Company and the subsidiaries of the Company hold and operate substantially all of the assets and business of PIH, and the Company is a publicly listed holding company that holds equity interests in PIH.

Arkoma Acquisition

Pursuant to seven Purchase and Sale Agreements, each dated May 7, 2026 (collectively, the “Purchase and Sale Agreements”), the Company acquired oil and gas leases, oil, gas, and mineral leases and subleases, carried interests, operating rights, record title interests, overriding royalty interests and other interests to the crude oil, gas, casinghead gas, condensate, natural gas liquids, and other gaseous or liquid hydrocarbons that may be produced from or are otherwise attributable to certain properties in Oklahoma (the “Arkoma Acquired Properties,” and the acquisitions of the Properties, the “Arkoma Acquisition”), from Canyon Creek Energy – Arkoma, LLC (“CCE”), Alchemist Energy Leaseco, LP (“Alchemist”), Pivotal Arkoma Basin II, LLC (“Pivotal”), Harvard Petroleum Company, LLC (“Harvard”), Harbor Island, LLC (“Harbor Island”), FBF Energy, LLC (“FBF”) and East Dennis Oil Company, LLC (“East Dennis”). Six of the acquisitions closed on July 1, 2026 and the Harbor Island acquisition closed on July 21, 2026.

Aggregate purchase consideration consisted of cash of $53.1 million and equity interests with a fair value of $24.0 million, together with capitalized transaction costs of $5.2 million, for total cost of acquisition of $82.3 million.

In connection with the Arkoma Acquisition, on July 1, 2026, Presidio Acquisitions LLC, as borrower (the “Borrower”), and Presidio Intermediate Holding Company II LLC, as a guarantor, each an indirect wholly owned subsidiary of the Company, entered into a Loan and Security Agreement with Goldman Sachs Bank USA, as administrative agent and collateral agent, Goldman Sachs Bank USA and Citizens Bank, N.A., as joint lead arrangers, and the lenders party thereto, providing for a senior secured warehouse credit facility with aggregate commitments of up to $1.0 billion, consisting of an initial $55.0 million closing date loan commitment and $945.0 million of delayed draw loan commitments. The Borrower drew the full $55.0 million closing date loan commitment on July 1, 2026 (the “Warehouse Financing”) and used the proceeds to fund a portion of the Arkoma Acquisition. The closing date loans mature on the third anniversary of the closing date. Borrowings bear interest, at the Borrower’s election, at a base rate or Term SOFR plus an applicable margin, initially 3.00% for Term SOFR loans and 2.00% for base rate loans, increasing to 4.00% and 3.00% in months 13 through 24 following the funding date and to 5.00% and 4.00% thereafter. The Loan Agreement also provides for upfront, administrative and duration fees, requires specified commodity and interest rate hedging arrangements and a debt service reserve account, and is guaranteed and securitized by certain oil and gas properties and related assets.

PRESIDIO PRODUCTION COMPANY

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

(Dollars in thousands)

	Presidio Historical	Arkoma Transaction Accounting Adjustments		Pro Forma Combined

Assets
Cash and cash equivalents	$42,317	$(3,948)		$38,369
		(58,327)	(a)
		54,379	(c)
Restricted cash	11,278	—		11,278
Accounts receivable, oil and gas	18,105	3,492	(b)	21,597
Accounts receivable, joint interest owners	10,623	56	(b)	10,679
Derivative assets - current	54,555	2,267	(b)	56,822
Hedge receivable	6,586	—		6,586
Prepaid expenses and other current assets	2,414	6	(b)	2,420
Total current assets	145,878	1,873		147,751
Oil and natural gas properties, successful efforts	693,519	88,720	(b)	782,239
Less accumulated depletion, depreciation, and amortization	(19,535)	—		(19,535)
Total oil and natural gas properties, net	673,984	88,720		762,704
Other property and equipment, net	4,590	—		4,590
Derivative assets - noncurrent	11,058	—		11,058
Right-of-use assets	3,561	—		3,561
Deferred tax assets - noncurrent	182	—		182
Other noncurrent assets	8,491	—		8,491
Total assets	$847,744	$90,593		$938,337

Liabilities
Accounts payable	$15,696	$—		$15,696
Production taxes payable	3,570	—		3,570
Revenue and royalties payable	26,071	10,070	(b)	36,141
Derivative liabilities - current	10,946	—		10,946
Hedge payable	10,092	—		10,092
Current portion of long-term debt	35,836	6,661	(c)	42,497
Lease liabilities, current	299	—		299
Other current liabilities	21,090	308	(b)	21,398
Total current liabilities	123,600	17,039		140,639
Long-term debt, net	307,236	47,718	(c)	354,954
Asset retirement obligations	79,921	1,825	(b)	81,746
Lease liabilities	3,328	—		3,328
Derivative liabilities - noncurrent	2,058	—		2,058
Earnout liability	17,772	—		17,772
Total liabilities	533,915	66,582		600,497

Redeemable Preferred Stock
Series A redeemable preferred stock	112,123	—		112,123
Series B convertible redeemable preferred	24,701	—		24,701

Stockholders’ Equity
Class A common stock	3	—		3
Class B common stock	—	—		—
Additional paid-in capital	191,524	24,011	(a)	215,535
Accumulated deficit	(32,166)	—		(32,166)
Total stockholders’ equity attributable to Presidio Production Company	159,361	24,011		183,372
Non-controlling interest	17,644	—		17,644
Total stockholders’ equity	177,005	24,011		201,016
Total liabilities, redeemable preferred stock and stockholders’ equity	$847,744	$90,593		$938,337

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Statements”

PRESIDIO PRODUCTION COMPANY

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2026

(Dollars in thousands, except share and per share amounts)

	Successor	Predecessor
	March 4, 2026 to June 30, 2026	January 1, 2026 to March 3, 2026	January 1, 2026 to March 3, 2026				Six Months Ended June 30, 2026
	PubCo Historical	PIH Historical	EQVR Historical	Presidio Transaction Accounting Adjustments		Presidio Pro Forma	Arkoma Acquired Properties Historical	Arkoma Transaction Accounting Adjustments		Pro Forma Combined

Revenues:
Oil sales	$39,476	$12,017	$839	$—		$52,332	$276	$—		$52,608
Natural gas sales	9,675	17,497	2,429	—		29,601	8,406	—		38,007
Natural gas liquids sales	19,806	6,207	1,015	—		27,028	4,584	—		31,612
Field services revenue	388	155	—	—		543	—	—		543
Total revenues	$69,345	$35,876	$4,283	$—		$109,504	$13,266	$—		$122,770

Operating expenses:
Lease operating expenses	25,345	12,277	1,145	—		38,767	1,630	—		40,397
Gathering, compression and transportation	—	—	—	—		—	2,323	—		2,323
Production taxes	3,968	2,098	164	—		6,230	796	—		7,026
Ad valorem taxes	1,208	758	62	—		2,028	—	—		2,028
Depletion, oil and gas properties	19,535	4,276	916	4,485	(aa)	29,212	—	3,041	(mm)	32,253
Depreciation and amortization, other property and equipment	1,122	673	2	—		1,797	—	—		1,797
Accretion of asset retirement obligation	1,518	643	160	183	(bb)	2,504	—	60	(nn)	2,564
General and administrative	8,864	48,649	522	(46,021)		12,014	—	—		12,014
				(46,982)	(cc)
				961	(dd)
Acquisition and transaction costs	768	6,993	—	(7,761)	(ee)	—	—	—		—
Cost of field services revenue	4	9	—	—		13	—	—		13
Gain on sale of assets	(188)	(816)	(627)	—		(1,631)	—	—		(1,631)
Total operating expenses	$62,144	$75,560	$2,344	$(49,114)		$90,934	$4,749	$3,101		$98,784
Income (loss) from operations	$7,201	$(39,684)	$1,939	$49,114		$18,570	$8,517	$(3,101)		$23,986

Other income (expense):
Gain (loss) on commodity derivatives	(8,342)	(27,905)	(218)	—		(36,465)	—	—		(36,465)
Change in fair value of earnout liability	(2,876)	—	—	—		(2,876)	—	—		(2,876)
Loss on early extinguishment of debt	(4,475)	—	—	—		(4,475)	—	—		(4,475)
Interest expense	(6,001)	(3,920)	(663)	224		(10,360)	—	(2,107)	(oo)	(12,467)
				(471)	(ff)
				32	(gg)
				663	(hh)
Other income (expense)	13	170	(658)	500	(ii)	25	—	—		25
Total other income (expense)	$(21,681)	$(31,655)	$(1,539)	$724		$(54,151)	$—	$(2,107)		$(56,258)
Net income (loss) before income taxes	$(14,480)	$(71,339)	$400	$49,838		$(35,581)	$8,517	$(5,208)		$(32,272)
Income tax expense (benefit)	(2,993)	—	—	(4,362)	(jj)	(7,355)	—	684	(pp)	(6,671)
Net income (loss)	$(11,487)	$(71,339)	$400	$54,200		$(28,226)	$8,517	$(5,892)		$(25,601)
Net income (loss) attributable to non-controlling interests	(493)	—	—	(955)	(kk)	(1,448)	—	232	(qq)	(1,216)
Net income (loss) attributable to common shareholders	$(10,994)	$(71,339)	$400	$55,155		$(26,778)	$8,517	$(6,124)		$(24,385)
Preferred stock dividends	5,380	—	—	2,625	(ll)	8,005	—	—		8,005
Net income (loss) available to common shareholders	$(16,374)	$(71,339)	$400	$52,530		$(34,783)	$8,517	$(6,124)		$(32,390)

Basic and diluted weighted average Class A common shares outstanding	26,751,925					26,751,925		1,962,240	(rr)	28,714,165
Basic and diluted net income (loss) per Class A common share	$(0.61)					$(1.30)				$(1.13)

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Statements”

PRESIDIO PRODUCTION COMPANY

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(Dollars in thousands, except share and per share amounts)

	PIH Historical	EQVR Historical	Presidio Transaction Accounting Adjustments		Presidio Pro Forma	Arkoma Acquired Properties Historical	Arkoma Transaction Accounting Adjustments		Pro Forma Combined

Revenues:
Oil sales	$81,640	$5,769	$—		$87,409	$543	$—		$87,952
Natural gas sales	50,309	9,680	—		59,989	18,222	—		78,211
Natural gas liquids sales	45,864	5,720	—		51,584	9,663	—		61,247
Field services revenue	1,243	—	—		1,243	—	—		1,243
Total revenues	$179,056	$21,169	$—		$200,225	$28,428	$—		$228,653

Operating expenses:
Lease operating expenses	73,016	10,355	—		83,371	3,342	—		86,713
Gathering, compression and transportation	—	—	—		—	5,126	—		5,126
Production taxes	9,795	862	—		10,657	1,662	—		12,319
Ad valorem taxes	5,500	973	—		6,473	—	—		6,473
Depletion, oil and gas properties	28,418	4,917	22,938	(aa)	56,273	—	6,838	(mm)	63,111
Depreciation and amortization, other property and equipment	3,279	—	—		3,279	—	—		3,279
Accretion of asset retirement obligation	4,134	747	567	(bb)	5,448	—	115	(nn)	5,563
General and administrative	24,216	2,379	52,637		79,232	—	—		79,232
			46,982	(cc)
			5,655	(dd)
Acquisition and transaction costs	4,156	—	7,761	(ee)	11,917	—	—		11,917
Cost of field services revenue	823	—	—		823	—	—		823
Gain on sale of assets	(8,455)	—	—		(8,455)	—	—		(8,455)
Total operating expenses	$144,882	$20,233	$83,903		$249,018	$10,130	$6,953		$266,101
Income (loss) from operations	$34,174	$936	$(83,903)		$(48,793)	$18,298	$(6,953)		$(37,448)

Other income (expense):
Gain (loss) on commodity derivatives	47,161	4,798	—		51,959	—	—		51,959
Interest expense	(24,491)	(4,048)	1,451		(27,088)	—	(3,663)	(oo)	(30,751)
			(2,775)	(ff)
			178	(gg)
			4,048	(hh)
Other income (expense)	23	10	2,000	(ii)	2,033	—	—		2,033
Total other income (expense)	$22,693	$760	$3,451		$26,904	$—	$(3,663)		$23,241
Net income (loss) before income taxes	$56,867	$1,696	$(80,452)		$(21,889)	$18,298	$(10,616)		$(14,207)
Income tax expense (benefit)	992	—	(5,516)	(jj)	(4,524)	—	1,588	(pp)	(2,936)
Net income (loss)	$55,875	$1,696	$(74,936)		$(17,365)	$18,298	$(12,204)		$(11,271)
Net income (loss) attributable to non-controlling interests	—	—	(992)	(kk)	(992)	—	389	(qq)	(603)
Net income (loss) attributable to common shareholders	$55,875	$1,696	$(73,944)		$(16,373)	$18,298	$(12,593)		$(10,668)
Preferred stock dividends	—	—	15,000	(ll)	15,000	—	—		15,000
Net income (loss) available to common shareholders	$55,875	$1,696	$(88,944)		$(31,373)	$18,298	$(12,593)		$(25,668)

Basic and diluted weighted average Class A common shares outstanding					26,738,407		1,962,240	(rr)	28,700,647
Basic and diluted net income (loss) per Class A common share					$(1.17)				$(0.89)

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Statements”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, and presents the pro forma financial condition and results of operations of Presidio based upon the historical financial information of Presidio, PIH, EQVR, and the Arkoma Acquired Properties after giving effect to the Business Combination, EQVR Acquisition and Arkoma Acquisition and related adjustments set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information reflects pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these statements. In management’s opinion, all adjustments known to date that are necessary to fairly present the unaudited pro forma condensed combined financial information have been made. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the results of operations or financial position that would have been achieved had the Business Combination, EQVR Acquisition and Arkoma Acquisition been consummated on the dates indicated, nor of future results of operations or financial position.

Accounting for the Business Combination and EQVR Acquisition

The Business Combination and the EQVR Acquisition were accounted for as acquisitions of variable interest entities that are not a business under ASC 810. Under this method of accounting, PIH’s and EQVR’s identifiable assets acquired, liabilities assumed, and non-controlling interests are measured at their acquisition date fair values. Presidio determined that PIH was the predecessor as PIH comprises most of the combined entity’s assets and operations and is managed by PIH’s management team after consummation of the Business Combination.

Accounting for the Arkoma Acquisition

The Arkoma Acquisition is accounted for as an asset acquisition under ASC 805-50. The total cost of the acquisition is allocated to the individual assets acquired and liabilities assumed on a relative fair value basis as of the acquisition date using the relevant information available as of the acquisition date. Transaction costs that are directly related and incremental are capitalized as a component of cost rather than expensed.

No historical balance sheet is presented for the Arkoma Acquired Properties. The historical financial statements of the Arkoma Acquired Properties filed under Item 9.01(a) of this Form 8-K/A consist of statements of revenues and direct operating expenses prepared in accordance with Rule 3-05(f) of Regulation S-X, which does not require a balance sheet for an acquired business that includes significant oil and gas producing activities, and the sellers did not maintain distinct and separate accounts from which a balance sheet for the Arkoma Acquired Properties could be prepared.

The statements of revenues and direct operating expenses for the Arkoma Acquired Properties represent abbreviated financial statements that include less information about the historical business associated with the assets or about our current and future results as the owner of the assets than full financial statements. For example, the statements of revenues and direct operating expenses do not include depreciation, depletion and amortization, general and administrative expenses, interest expense, income taxes and other indirect expenses, because such expenses were not separately allocated to the acquired properties in the sellers’ accounting records. The unaudited pro forma condensed combined financial information reflects adjustments to estimate certain indirect expenses excluded from the historical financial information.

Note 2 — Preliminary Acquisition Accounting

The following table summarizes the total cost of acquisition for the Arkoma Acquisition:

(in thousands)
Cash	$53,060
Equity interests	24,011
Consideration transferred	$77,071
Capitalized transaction costs	5,267
Total cost of acquisition	$82,338

Equity interests issued as consideration were measured on the acquisition date using the closing market price of the Company’s Class A common stock on the applicable closing dates, $12.24 per share for the six acquisitions that closed July 1, 2026 and $12.03 per share for the Harbor Island acquisition that closed July 21, 2026.

The following table summarizes the fair value of equity interests issued:

(in thousands, except share and per share amounts)
Class A common stock	1,962,240
Share price (weighted average)	$12.24
Fair value of equity interests	$24,011

The preliminary allocation of the total costs for the Arkoma Acquisition is based upon management’s estimates and assumptions related to the fair value of the assets acquired and liabilities assumed as of June 30, 2026 using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final total cost allocation and the resulting effect on the Company’s financial position and results of operations may differ significantly from the pro forma amounts included herein.

The following table summarizes the identified assets acquired and liabilities assumed:

(in thousands)
Oil and natural gas properties, successful efforts	$88,720
Accounts receivable, oil and gas	3,492
Accounts receivable, joint interest owners	56
Derivative assets, net	2,267
Prepaid expenses	6
Total assets acquired	$94,541
Suspended revenues	9,109
Accrued royalties	961
Accrued costs	308
Asset retirement obligations	1,825
Total liabilities assumed	$12,203
Net assets acquired	$82,338

Note 3 — Transaction Accounting Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination, EQVR Acquisition, and Arkoma Acquisition and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Presidio filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Presidio’s shares outstanding, assuming the Business Combination, EQVR Acquisition and Arkoma Acquisition occurred on January 1, 2025.

Arkoma Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Reflects the costs of the Arkoma Acquisition, consisting of cash of $53.1 million and equity interests with a fair value of $24.0 million, together with capitalized transaction costs of $5.2 million, for total cost of acquisition of $82.3 million.

(b)	Reflects the assets and liabilities acquired from the Arkoma Acquisition (see Note 2).

(c)	Reflects the cash proceeds of $55.0 million from the Warehouse Financing, net of $0.6 million debt issuance costs.

Presidio Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(aa)	Reflects the adjustment to depletion expense for the new basis of oil and natural gas properties as a result of the final purchase price allocation, as the pro forma closing of the Business Combination is assumed to be January 1, 2025.

(bb)	Reflects the adjustment to accretion expense for the new basis of the asset retirement obligations as a result of the final purchase price allocation, as the pro forma closing of the Business Combination is assumed to be January 1, 2025.

(cc)	Reflects general and administrative expense related to compensation expense contingent upon change of control, which was originally recognized in the six months ended June 30, 2026 but reclassified to the year ended December 31, 2025, as the pro forma closing of the Business Combination is assumed to be January 1, 2025. This expense will not recur beyond 12 months after the transaction.

(dd)	Reflects the adjustment to include compensation expense related to the vesting of the Restricted Stock Units (“RSUs”) granted to Presidio’s officers upon Closing pursuant to the Company’s compensation plan. Additionally, the historical general and administrative expenses include $15.0 million recognized as non-recurring compensation expense following the sale of certain undeveloped properties that triggered a distribution to PIH Class B unitholders during the year ended December 31, 2025. This expense will not recur beyond 12 months after the transaction.

(ee)	Reflects transaction costs associated with the Business Combination originally recognized in the six months ended June 30, 2026 but reclassified to the year ended December 31, 2025, as the pro forma closing of the Business Combination is assumed to be January 1, 2025. This charge is not expected to recur in the twelve months following closing.

(ff)	Reflects interest expense related to the RBL Financing. The RBL Financing bears interest at 7.50% per annum based on the 3.75% Secured Overnight Financing Rate (“SOFR”) spread, plus the higher of the estimated SOFR curve of 3.75% or SOFR floor of 0.75%.

(gg)	Reflects the elimination of the interest expense associated with PIH’s note payable paid off at Closing.

(hh)	Reflects the elimination of the interest expense associated with EQVR’s note payable paid off at Closing.

(ii)	Reflects the elimination of certain management fees for EQVR. This expense will not recur beyond 12 months after the transaction.

(jj)	Reflects the pro forma adjustment to income tax expense (benefit) resulting from the pro forma adjustments made to the unaudited condensed combined statement of operations and change in tax status, which was calculated using an effective tax rate of 20.7%.

(kk)	Immediately following the Business Combination and EQVR Acquisition, the ownership of Presidio represented by the economic interests held by the non-controlling interests (comprising of EQV Holdings Units and excluding shares of Presidio Class A Common Stock) was approximately 5.7%. Net income/(loss) attributable to the non-controlling interest was then calculated by multiplying the non-controlling interest percentage by net income/(loss), inclusive of the impacts of all other adjustments.

(ll)	Reflects the adjustment for the pro forma dividends attributable to the Series A Preferred Investors at 12% per annum.

Arkoma Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(mm)	Reflects the adjustment to depletion expense for the new basis of oil and natural gas properties as a result of the preliminary purchase price allocation, as the pro forma closing of the Arkoma Acquisition is assumed to be January 1, 2025.

(nn)	Reflects the adjustment to accretion expense for the new basis of the asset retirement obligations as a result of the preliminary purchase price allocation, as the pro forma closing of the Arkoma Acquisition is assumed to be January 1, 2025.

(oo)	Reflects interest expense related to the Warehouse Financing. The interest was calculated using a 3.66% Secured Overnight Financing Rate (“SOFR”) plus an applicable margin of 3.00% for the year ended December 31, 2025 and 4.00% for the six months ended June 30, 2026.

(pp)	Reflects the pro forma adjustment to income tax expense (benefit) resulting from the pro forma adjustments made to the unaudited condensed combined statement of operations and change in tax status, which was calculated using an effective tax rate of 20.7%.

(qq)	Net income/(loss) attributable to the non-controlling interest was calculated by multiplying the non-controlling interest percentage of approximately 5.4% by net income/(loss), inclusive of the impacts of all other adjustments.

(rr)	Reflects shares issued as consideration for the Arkoma Acquisition (see Note 2).

Note 4 — Pro Forma Net Income (Loss) per Share

Basic net income (loss) per share is computed on the weighted average number of Class A shares outstanding during the period together with the shares issued as consideration in the Business Combination, EQVR Acquisition and Arkoma Acquisition, assuming those shares were outstanding since January 1, 2025. As the Business Combination, EQVR Acquisition and Arkoma Acquisition are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the transactions have been outstanding for the entire period presented. Diluted net income (loss) per share is computed on the weighted average number of shares of common stock plus the effect of dilutive potential common shares using the treasury stock method.

(in thousands, except share and per share amounts)	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Pro forma net income (loss) available to common shareholders (1)	$(32,390)	$(25,668)
Pro forma weighted average Class A common stock outstanding — basic and diluted (2)	28,714,165	28,700,647
Pro forma Class A net income (loss) per share, basic and diluted	$(1.13)	$(0.89)

(1)	No allocation of undistributed losses to unvested RSUs is reflected as the participating securities have no contractual obligation to share in losses.

(2)	Inclusive of 937,500 Series A Preferred Investor Warrants which considered outstanding shares of common stock as the shares are issuable for little or no consideration with no conditions that must be met other than the passage of time, and excludes the Presidio Interests convertible into 1,676,830 shares of Presidio Class A Common Stock which are EQV Holdings Units that represent the economic interests of the combined company held by the non-controlling interests.

The following potential shares of Presidio common stock were excluded from the computation of pro forma diluted net income (loss) per share for the six months ended June 30, 2026 and the year ended December 31, 2025:

Excluded Securities	Six Months Ended June 30, 2026	Year Ended December 31, 2025
EQV Public Warrant Holders (1)	11,666,637	11,666,637
Private Placement Warrant Holders (1)	220,832	220,832
Earn-out Shares (2)	1,851,161	1,851,161
Series B Convertible Preferred Stock (3)	2,717,300	2,717,300
Restricted Stock Units (3)	2,210,099	1,535,250
Total	18,666,029	17,991,180

(1)	The Public and Private Placement Warrants are excluded as they are not assumed to be exercised based on the exercise price.

(2)	The Earn-Out Shares are considered contingently issuable shares and are excluded as the specified conditions would not be satisfied if the end of the reporting period were the end of the contingency period.

(3)	The Series B Convertible Preferred Stock and unvested RSUs are excluded as their inclusion is anti-dilutive.

Note 5 — Supplemental Pro Forma Oil and Natural Gas Reserve Information

Pro forma combined estimated quantities of oil and gas reserves

The following tables present estimated pro forma combined net proved developed and undeveloped oil and natural gas reserve information as of December 31, 2025, together with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2025. The historical information regarding net proved oil and natural gas reserves attributable to PIH and EQVR are based on reserve estimates prepared by Cawley, Gillespie & Associates, Inc., an independent petroleum engineering firm, as of December 31, 2025. The historical information regarding net proved oil and natural gas reserves attributable to the Arkoma Acquired Properties are based on reserve estimates prepared by Pinnacle Energy Services, LLC, an independent petroleum engineering firm, as of December 31, 2025.

This information is not necessarily indicative of the results that might have occurred had the Business Combination, EQVR Acquisition and Arkoma Acquisition been completed on December 31, 2025 and is not intended to be a projection of future results.

Pro Forma Oil Reserves

Oil (MBbls)	PIH Historical	EQVR Historical	Presidio Pro Forma	Arkoma Acquired Properties Historical	Pro Forma Combined
Balance at December 31, 2024	14,194	867	15,061	55	15,116
Revisions of previous estimates	(249)	37	(212)	7	(205)
Extensions, discoveries and other additions	36	—	36	—	36
Production	(1,290)	(91)	(1,381)	(8)	(1,389)
Purchase of reserves	—	—	—	—	—
Sale of reserves	(10)	—	(10)	—	(10)
Balance at December 31, 2025	12,681	813	13,494	54	13,548

Proved Developed Reserves:
Balance at December 31, 2024	14,144	867	15,011	55	15,066
Balance at December 31, 2025	12,681	813	13,494	54	13,548
Proved Undeveloped Reserves:
Balance at December 31, 2024	50	—	50	—	50
Balance at December 31, 2025	—	—	—	—	—

Pro Forma Natural Gas Reserves

Natural gas (MMcf)	PIH Historical	EQVR Historical	Presidio Pro Forma	Arkoma Acquired Properties Historical	Pro Forma Combined
Balance at December 31, 2024	301,701	42,003	343,704	83,415	427,119
Revisions of previous estimates	37,074	3,895	40,969	2,965	43,934
Extensions, discoveries and other additions	278	—	278	—	278
Production	(25,778)	(4,377)	(30,155)	(6,185)	(36,340)
Purchase of reserves	—	—	—	—	—
Sale of reserves	(370)	—	(370)	—	(370)
Balance at December 31, 2025	312,905	41,521	354,426	80,195	434,621

Proved Developed Reserves:
Balance at December 31, 2024	301,318	42,003	343,321	83,415	426,736
Balance at December 31, 2025	312,905	41,521	354,426	80,195	434,621
Proved Undeveloped Reserves:
Balance at December 31, 2024	383	—	383	—	383
Balance at December 31, 2025	—	—	—	—	—

Pro Forma Natural Gas Liquid Reserves

NGLs (MBbls)	PIH Historical	EQVR Historical	Presidio Pro Forma	Arkoma Acquired Properties Historical	Pro Forma Combined
Balance at December 31, 2024	27,111	4,120	31,231	5,952	37,183
Revisions of previous estimates	91	(152)	(61)	313	252
Extensions, discoveries and other additions	6	—	6	—	6
Production	(2,093)	(369)	(2,462)	(445)	(2,907)
Purchase of reserves	—	—	—	—	—
Sale of reserves	(44)	—	(44)	—	(44)
Balance at December 31, 2025	25,071	3,599	28,670	5,820	34,490

Proved Developed Reserves:
Balance at December 31, 2024	27,111	4,120	31,231	5,952	37,183
Balance at December 31, 2025	25,071	3,599	28,670	5,820	34,490
Proved Undeveloped Reserves:
Balance at December 31, 2024	—	—	—	—	—
Balance at December 31, 2025	—	—	—	—	—

Pro Forma Total Reserves

Total (MBoe)	PIH Historical	EQVR Historical	Presidio Pro Forma	Arkoma Acquired Properties Historical	Pro Forma Combined
Balance at December 31, 2024	91,589	11,987	103,576	19,910	123,486
Revisions of previous estimates	6,021	534	6,555	814	7,369
Extensions, discoveries and other additions	88	—	88	—	88
Production	(7,679)	(1,190)	(8,869)	(1,484)	(10,353)
Purchase of reserves	—	—	—	—	—
Sale of reserves	(116)	—	(116)	—	(116)
Balance at December 31, 2025	89,903	11,331	101,234	19,240	120,474

Proved Developed Reserves:
Balance at December 31, 2024	91,475	11,987	103,462	19,910	123,372
Balance at December 31, 2025	89,903	11,331	101,234	19,240	120,474
Proved Undeveloped Reserves:
Balance at December 31, 2024	114	—	114	—	114
Balance at December 31, 2025	—	—	—	—	—

Notable changes in proved reserves for the year ended December 31, 2025 included the following:

●	Extensions and Discoveries: In 2025, total extensions and discoveries for PIH increased proved reserves by 88 MBoe. The primary driver was successful partner-operated activity within the basin. The Arkoma Acquired Properties had no extensions or discoveries in 2025.

●	Revisions of Previous Estimates: In 2025, revisions of previous estimates for PIH resulted in a net increase of 6.0 MMBoe. Approximately 7.1 MMBoe of this change was attributable to higher prices utilized for the year ended December 31, 2025. While year-end SEC pricing increased compared to December 31, 2024, revisions to other economic assumptions, including forward pricing considerations, contributed to changes in the timing of certain workover activities. These factors, together with updates to cost estimates, deduct modeling, and midstream election assumptions, resulted in an offsetting decrease of approximately 1.1 MMBoe. Revisions of previous estimates for EQVR resulted in a net increase of 534 MBoe. Of this increase, 1,156 MBoe was attributable to higher SEC pricing, counteracted by other revisions resulting in a decrease of 622 MBoe. The Arkoma Acquired Properties saw upward revisions of previous estimates based on increased pricing in 2025 resulting in approximately a net increase of 814 MBoe which was offset by the natural decline curve of the wells.

Pro forma combined discounted future net cash flows

The pro forma standardized measure related to proved oil, gas and NGL reserves is summarized below. This summary is based on a valuation of proved reserves using discounted cash flows based on SEC pricing applicable for each year, costs and economic conditions and a 10% discount rate. The additions to proved reserves from new discoveries and extensions and the impact of changes in prices and costs associated with proved reserves could vary significantly from year to year. Accordingly, the information presented below is not an estimate of fair value and should not be considered indicative of any trends.

The pro forma standardized measure of discounted future cash flows does not purport, nor should it be interpreted to present, estimates of the fair value of the properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and risks inherent in reserve estimates.

The following summary sets forth the standardized measure of future net cash flows relating to proved oil and gas reserves as of December 31, 2025:

(in thousands) — as of December 31, 2025	PIH Historical	EQVR Historical	Pro Forma Adjust- ments (2)	Presidio Pro Forma	Arkoma Acquired Properties Historical	Pro Forma Adjust- ments (2)	Pro Forma Combined
Future cash inflows	$2,385,532	$250,885	$—	$2,636,417	$298,439	$—	$2,934,856
Future production costs	(1,390,660)	(132,921)	—	(1,523,581)	(60,054)	—	(1,583,635)
Future development costs	(135,812)	(24,791)	—	(160,603)	(1,689)	—	(162,292)
Future net cash flows before income tax	$859,060	$93,173	$—	$952,233	$236,696	$—	$1,188,929
Future income tax expense (1)	(3,871)	—	(89,836)	(93,707)	—	(24,468)	(118,175)
Future net cash flows	$855,189	$93,173	$(89,836)	$858,526	$236,696	$(24,468)	$1,070,754
10% annual discount for estimated timing of cash flows	(341,090)	(37,027)	35,497	(342,620)	(132,325)	11,914	(463,031)
Standardized measure of discounted future net cash flows	$514,099	$56,146	$(54,339)	$515,906	$104,371	$(12,554)	$607,723

(1)	Historical future net cash flows do not include the effects of income taxes on future revenues because it was a limited liability company not subject to entity-level income taxation as of December 31, 2025. Accordingly, no provision for federal or state corporate income taxes has been provided historically because taxable income was passed through to the PIH, EQVR and Arkoma Acquired Properties equity members.

(2)	The pro forma adjustments reflect the impact of the entity-level income taxation that would have been applicable to the Company as of December 31, 2025, on an undiscounted and discounted basis, based on an estimated 22.4% blended statutory U.S. federal and state tax rate.

Sources of change in pro forma combined discounted future net cash flows

The principal changes in the pro forma consolidated standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2025, are as follows:

(in thousands) — year ended December 31, 2025	PIH Historical	EQVR Historical	Pro Forma Adjust- ments (1)	Presidio Pro Forma	Arkoma Acquired Properties Historical	Pro Forma Adjust- ments (1)	Pro Forma Combined
Sales of oil and gas, net of production costs	(89,621)	(8,978)	—	(98,599)	(18,298)	—	(116,897)
Net changes in prices and production costs	48,728	15,505	—	64,233	45,137	—	109,370
Changes in future development costs	235	—	—	235	(67)	—	168
Extensions, discoveries and other additions	1,525	—	—	1,525	—	—	1,525
Development costs incurred during the period	261	—	—	261	—	—	261
Revisions of previous quantity estimates	36,872	3,595	—	40,467	4,767	—	45,234
Purchases of reserves-in-place	—	—	—	—	—	—	—
Sale of reserves-in-place	27	—	—	27	—	—	27
Accretion of discount	49,190	5,069	—	54,259	6,980	—	61,239
Net change in income taxes	(1,148)	—	(54,339)	(55,487)	—	(12,554)	(68,041)
Changes in timing and other	(23,865)	(9,737)	—	(33,602)	(3,947)	—	(37,549)
Net increase (decrease)	$22,204	$5,454	$(54,339)	$(26,681)	$34,572	$(12,554)	$(4,663)
Beginning of year	491,895	50,692	—	542,587	69,799	—	612,386
End of year	$514,099	$56,146	$(54,339)	$515,906	$104,371	$(12,554)	$607,723

(1)	The pro forma adjustments reflect the impact of the entity-level income taxation that would have been applicable to the Company as of December 31, 2025, on an undiscounted and discounted basis, based on an estimated 22.4% blended statutory U.S. federal and state tax rate.